INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36353 on Form S-3, No. 333-82407 on Form S-8 and No. 333-85943 on Form S-3
of Elizabeth Arden, Inc. (formerly French Fragrances, Inc.) of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2001.


Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida
April 30, 2001